Exhibit 99.1

TD SYNNEX Reports Fiscal 2025 First Quarter Results
•Revenue of $14.5 billion, an increase of 4.0% from the prior fiscal first quarter. On a constant currency(1) basis, revenue increased by 6.0% compared to the prior fiscal first quarter.
•Non-GAAP gross billings(1) of $20.7 billion, an increase of 7.5% from the prior fiscal first quarter and at the top end of our outlook. On a constant currency(1) basis, non-GAAP gross billings(1) increased by 9.5% compared to the prior fiscal first quarter.
•Diluted earnings per share (“EPS”) of $1.98 and non-GAAP diluted EPS(1) of $2.80, within our outlook.
~~•~~Returned $138 million to stockholders in the form of $101 million of share repurchases and $37 million in dividends.
•Announced a quarterly cash dividend of $0.44 per common share, up 10% from the prior fiscal first quarter.
“The strength of our business model allowed us to grow ahead of the market in Q1. Our end-to-end strategy, global reach and specialist go to market approach continues to empower us to capture a wide range of IT spend,” said Patrick Zammit, CEO of TD SYNNEX. “Gross billings in constant currency grew by 9.5% year-over-year in Q1 with all regions and major technologies contributing.”

FREMONT, CA and CLEARWATER, FL, March 27, 2025 – TD SYNNEX (NYSE: SNX) today announced financial results for the fiscal first quarter ended February 28, 2025.
Consolidated Financial Highlights for the Fiscal 2025 First Quarter:

GAAP
($ in millions, except earnings per share)
	Q1 FY25	Q1 FY24	Net Change from Q1 FY24
Revenue	$14,531.7	$13,975.3	4.0%
Gross profit	$998.0	$1,005.8	(0.8)%
Gross margin	6.87%	7.20%	(33) bps
Operating income	$304.5	$302.6	0.6%
Operating margin	2.10%	2.17%	(7) bps
Net income	$167.5	$172.1	(2.7)%
Diluted EPS	$1.98	$1.93	2.6%

Non-GAAP
($ in millions, except earnings per share)
	Q1 FY25	Q1 FY24	Net Change from Q1 FY24
Gross billings(1)	$20,718.2	$19,266.7	7.5%
Gross to net %(1)	(29.9)%	(27.5)%	(240) bps
Revenue	$14,531.7	$13,975.3	4.0%
Gross profit	$998.0	$1,005.8	(0.8)%
Gross margin	6.87%	7.20%	(33) bps
Operating income(1)	$398.8	$424.6	(6.1)%
Operating margin(1)	2.74%	3.04%	(30) bps
Net income(1)	$237.4	$266.2	(10.8)%
Diluted EPS(1)	$2.80	$2.99	(6.4)%

Consolidated Fiscal 2025 First Quarter Highlights
•Revenue was $14.5 billion, compared to $14.0 billion in the prior fiscal first quarter, representing an increase of 4.0%. On a constant currency(1) basis, revenue increased by 6.0% compared to the prior fiscal first quarter driven by growth in both our Endpoint Solutions and Advanced Solutions portfolios. A greater percentage of our sales were presented on a net basis, which negatively impacted our revenue compared to the prior fiscal first quarter by approximately 4%.
•Non-GAAP gross billings(1) were $20.7 billion, compared to $19.3 billion in the prior fiscal first quarter, representing an increase of 7.5% and at the top end of our outlook. On a constant currency(1) basis, non-GAAP gross billings(1) increased by 9.5% compared to the prior fiscal first quarter.
•Gross profit was $998 million, compared to $1,006 million in the prior fiscal first quarter.
•Gross margin was 6.9%, compared to 7.2% in the prior fiscal first quarter, primarily due to higher margins in the prior year in strategic technologies and product mix. The presentation of additional revenues on a net basis positively impacted our gross margin by approximately 23 basis points.
•Operating income was $305 million, compared to $303 million in the prior fiscal first quarter. Non-GAAP operating income(1) was $399 million, compared to $425 million in the prior fiscal first quarter.
•Operating margin was 2.1%, compared to 2.2% in the prior fiscal first quarter. Non-GAAP operating margin(1) was 2.7%, compared to 3.0% in the prior fiscal first quarter.
•Diluted EPS was $1.98, compared to $1.93 in the prior fiscal first quarter. Non-GAAP diluted EPS(1) was $2.80, compared to $2.99 in the prior fiscal first quarter.
•Cash used in operations of $748 million, compared to cash provided by operations of $385 million in the prior fiscal first quarter, and negative free cash flow(1) of $790 million, compared to positive free cash flow(1) of $344 million in the prior fiscal first quarter.
•We returned $138 million to stockholders in the form of share repurchases and dividends, compared to $235 million in the prior fiscal first quarter.
Regional Fiscal 2025 First Quarter Highlights
•Americas:
◦Revenue was $8.4 billion, compared to $7.9 billion in the prior fiscal first quarter, representing an increase of 6.2%. On a constant currency(1) basis, revenue increased by 7.0% compared to the prior fiscal first quarter. A greater percentage of our sales were presented on a net basis, which negatively impacted our revenue compared to the prior fiscal first quarter by approximately 2%.
◦Non-GAAP gross billings(1) were $12.4 billion, compared to $11.5 billion in the prior fiscal first quarter, representing an increase of 8.2%. On a constant currency(1) basis, non-GAAP gross billings(1) increased by 9.1% compared to the prior fiscal first quarter.
◦Operating income was $194 million, compared to $160 million in the prior fiscal first quarter. Non-GAAP operating income(1) was $248 million, compared to $240 million in the prior fiscal first quarter.
◦Operating margin was 2.3%, compared to 2.0% in the prior fiscal first quarter. Non-GAAP operating margin(1) was 3.0%, consistent with the prior fiscal first quarter.
•Europe:
◦Revenue was $5.1 billion, an increase of 0.4% compared to the prior fiscal first quarter. On a constant currency(1) basis, revenue increased by 4.3%. A greater percentage of our sales were presented on a net basis, which negatively impacted our revenue compared to the prior fiscal first quarter by approximately 4%.
◦Non-GAAP gross billings(1) were $6.9 billion, compared to $6.6 billion in the prior fiscal first quarter, representing an increase of 4.3%. On a constant currency(1) basis, non-GAAP gross billings(1) increased by 8.1% compared to the prior fiscal first quarter.
◦Operating income was $86 million, compared to $108 million in the prior fiscal first quarter. Non-GAAP operating income(1) was $124 million, compared to $148 million in the prior fiscal first quarter.

◦Operating margin was 1.7%, compared to 2.1% in the prior fiscal first quarter. Non-GAAP operating margin(1) was 2.4%, compared to 2.9% in the prior fiscal first quarter.
•Asia-Pacific and Japan:
◦Revenue was $1.0 billion, compared to $955 million in the prior fiscal first quarter, representing an increase of 5.2%. On a constant currency(1) basis, revenue increased by 7.2% compared to the prior fiscal first quarter. A greater percentage of our sales were presented on a net basis, which negatively impacted our revenue compared to the prior fiscal first quarter by approximately 14%.
◦Non-GAAP gross billings(1) were $1.4 billion, compared to $1.2 billion in the prior fiscal first quarter, representing an increase of 19.5%. On a constant currency(1) basis, non-GAAP gross billings(1) increased by 21.6% compared to the prior fiscal first quarter.
◦Operating income was $25 million, compared to $35 million in the prior fiscal first quarter. Non-GAAP operating income(1) was $27 million, compared to $36 million in the prior fiscal first quarter.
◦Operating margin was 2.5%, compared to 3.6% in the prior fiscal first quarter. Non-GAAP operating margin(1) was 2.7%, compared to 3.8% in the prior fiscal first quarter.
Fiscal 2025 Second Quarter Outlook
The following statements are based on TD SYNNEX’s current expectations for the fiscal 2025 second quarter. These statements are forward-looking and actual results may differ materially. Non-GAAP gross billings(1) include the impact of costs incurred and netted against revenue related to sales of third-party supplier service contracts, software as a service arrangements and certain fulfillment contracts, and the remaining non-GAAP financial measures exclude the impact of acquisition, integration and restructuring costs, amortization of intangible assets, share-based compensation, and the related tax effects thereon.

Q2 2025 Outlook
Revenue	$13.9 - $14.7 billion
Non-GAAP gross billings(1)	$19.7 - $20.7 billion
Net income	$137 - $179 million
Non-GAAP net income(1)	$205 - $247 million
Diluted earnings per share	$1.64 - $2.14
Non-GAAP diluted earnings per share(1)	$2.45 - $2.95
Estimated outstanding diluted weighted average shares	83.2 million
Dividend
TD SYNNEX announced today that its Board of Directors declared a quarterly cash dividend of $0.44 per common share. The dividend is payable on April 25, 2025 to stockholders of record as of the close of business on April 11, 2025.
Conference Call and Webcast
TD SYNNEX will host a conference call today to discuss the 2025 fiscal first quarter results at 6:00 AM (PT)/9:00 AM (ET).
A live audio webcast of the earnings call will be accessible at ir.tdsynnex.com and a replay of the webcast will be available following the call.

About TD SYNNEX
TD SYNNEX (NYSE: SNX) is a leading global distributor and solutions aggregator for the IT ecosystem. We’re an innovative partner helping more than 150,000 customers in 100+ countries to maximize the value of technology investments, demonstrate business outcomes and unlock growth opportunities. Headquartered in Clearwater, Florida and Fremont, California, TD SYNNEX’s over 23,000 co-workers are dedicated to uniting compelling IT products, services and solutions from approximately 2,500 best-in-class technology vendors. Our edge-to-cloud portfolio is anchored in some of the highest-growth technology segments including cloud, cybersecurity, big data/analytics, AI, IoT, mobility and everything as a service.
TD SYNNEX is committed to serving customers and communities, and we believe we can have a positive impact on our people and our planet, intentionally acting as a respected corporate citizen. We aspire to be a diverse and inclusive employer of choice for talent across the IT ecosystem. For more information, visit TDSYNNEX.com, follow our newsroom or find us on LinkedIn, Facebook and Instagram.
(1)Use of Non-GAAP Financial Information
In addition to the financial results presented in accordance with GAAP, TD SYNNEX uses and refers to:
•Non-GAAP gross billings, which adjusts revenues to exclude costs related to sales of third-party supplier service contracts, software as a service arrangements and certain fulfillment contracts. Non-GAAP gross billings are a useful non-GAAP metric in understanding the volume of our business activity and serve as an important performance metric in internally managing our operations.
•Revenue and non-GAAP gross billings in constant currency, which adjusts for the translation effect of foreign currencies so that certain financial results can be viewed without the impact of fluctuations in foreign currency exchange rates, thereby facilitating period-to-period comparisons of our performance. Financial results adjusted for constant currency are calculated by translating current period activity using the comparable prior year periods’ currency conversion rate.
•“Gross to net %” refers to the percentage of adjustments made to non-GAAP gross billings for costs incurred and netted against revenue related to sales of third-party supplier service contracts, software as a service arrangements and certain fulfillment contracts.
•Adjusted selling, general and administrative expenses, which excludes acquisition, integration and restructuring costs, the amortization of intangible assets and share-based compensation expense. TD SYNNEX also uses adjusted selling, general and administrative expenses as a percentage of non-GAAP gross billings, which is a useful metric in considering our selling, general and administrative expenses without the impact of gross to net revenue adjustments to gross billings. Furthermore, TD SYNNEX uses adjusted selling, general and administrative expenses as a percentage of gross profit, which is a useful metric in considering the portion of gross profit retained after selling, general and administrative expenses.
•Non-GAAP operating income and non-GAAP operating margin, which exclude acquisition, integration and restructuring costs, the amortization of intangible assets and share-based compensation expense.
•Earnings before interest, taxes, depreciation and amortization (“EBITDA”), which excludes interest expense and finance charges, net, the provision for income taxes, depreciation, and amortization of intangibles. TD SYNNEX also uses adjusted earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA”) which excludes interest expense and finance charges, net, the provision for income taxes, depreciation, amortization of intangibles, other income (expense), net, acquisition, integration and restructuring costs, and share-based compensation expense.
•Non-GAAP net income and non-GAAP diluted earnings per share, which exclude acquisition, integration and restructuring costs, the amortization of intangible assets, share-based compensation expense, and the related tax effects thereon.

•Free cash flow, which is cash flow from operating activities reduced by purchases of property and equipment. TD SYNNEX uses free cash flow to conduct and evaluate its business because although it is similar to cash flows from operating activities, TD SYNNEX believes free cash flow is an additional useful measure of cash flows since purchases of property and equipment are a necessary component of ongoing operations. Free cash flow reflects an additional way of viewing TD SYNNEX’s liquidity that, when viewed with its GAAP results, provides a more complete understanding of factors and trends affecting its cash flows. Free cash flow has limitations as it does not represent the residual cash flow available for discretionary expenditures. For example, free cash flow does not incorporate payments for business acquisitions. Therefore, TD SYNNEX believes it is important to view free cash flow as a complement to its entire Consolidated Statements of Cash Flows.
•Trailing fiscal four quarters return on invested capital (“ROIC”), which is defined as the last four quarters’ tax effected operating income divided by the average of the last five quarterly balances of borrowings and equity, net of cash. Adjusted ROIC is calculated by excluding the tax effected impact of non-GAAP adjustments from operating income and by excluding the cumulative tax effected impact of current and prior period non-GAAP adjustments on equity.
In prior periods, TD SYNNEX has excluded other items relevant to those periods for purposes of its non-GAAP financial measures.
Acquisition, integration and restructuring costs, which are expensed as incurred, primarily represent professional services costs for legal, banking, consulting and advisory services, severance and other personnel-related costs, share-based compensation expense and debt extinguishment fees that are incurred in connection with acquisition, integration, restructuring, and divestiture activities. From time to time, this category may also include transaction-related gains/losses on divestitures/spin-off of businesses, costs related to long-lived assets including impairment charges and accelerated depreciation and amortization expense due to changes in asset useful lives, as well as various other costs associated with the acquisition or divestiture.
TD SYNNEX’s acquisition activities have resulted in the recognition of finite-lived intangible assets which consist primarily of customer relationships and vendor lists. Finite-lived intangible assets are amortized over their estimated useful lives and are tested for impairment when events indicate that the carrying value may not be recoverable. The amortization of intangible assets is reflected in the Company’s Statements of Operations. Although intangible assets contribute to the Company’s revenue generation, the amortization of intangible assets does not directly relate to the sale of the Company’s products. Additionally, intangible asset amortization expense typically fluctuates based on the size and timing of the Company’s acquisition activity. Accordingly, the Company believes excluding the amortization of intangible assets, along with the other non-GAAP adjustments, which neither relate to the ordinary course of the Company’s business nor reflect the Company’s underlying business performance, enhances the Company’s and investors’ ability to compare the Company’s past financial performance with its current performance and to analyze underlying business performance and trends. Intangible asset amortization excluded from the related non-GAAP financial measure represents the entire amount recorded within the Company’s GAAP financial statements, and the revenue generated by the associated intangible assets has not been excluded from the related non-GAAP financial measure. Intangible asset amortization is excluded from the related non-GAAP financial measure because the amortization, unlike the related revenue, is not affected by operations of any particular period unless an intangible asset becomes impaired or the estimated useful life of an intangible asset is revised.
Share-based compensation expense is a non-cash expense arising from the grant of equity awards to employees and non-employee members of the Company’s Board of Directors based on the estimated fair value of those awards. Although share-based compensation is an important aspect of the compensation of our employees, the fair value of the share-based awards may bear little resemblance to the actual value realized upon the vesting or future exercise of the related share-based awards and the expense can vary significantly between periods as a result of the timing of grants of new stock-based awards, including grants in connection with acquisitions. Given the variety and timing of awards and the subjective assumptions that are necessary when calculating share-based compensation expense, TD SYNNEX believes this additional information allows investors to make additional comparisons between our operating results from period to period.

TD SYNNEX management uses non-GAAP financial measures internally to understand, manage and evaluate the business, to establish operational goals, and in some cases for measuring performance for compensation purposes. These non-GAAP measures are intended to provide investors with an understanding of TD SYNNEX’s operational results and trends that more readily enable investors to analyze TD SYNNEX’s base financial and operating performance and to facilitate period-to-period comparisons and analysis of operational trends, as well as for planning and forecasting in future periods. Management believes these non-GAAP financial measures are useful to investors in allowing for greater transparency with respect to supplemental information used by management in its financial and operational decision-making. As these non-GAAP financial measures are not calculated in accordance with GAAP, they may not necessarily be comparable to similarly titled measures employed by other companies. These non-GAAP financial measures should not be considered in isolation or as a substitute for the comparable GAAP measures, and should be read only in conjunction with TD SYNNEX’s Consolidated Financial Statements prepared in accordance with GAAP. A reconciliation of TD SYNNEX’s GAAP to non-GAAP financial information is set forth in the supplemental tables at the end of this press release.
Safe Harbor Statement
Statements in this news release regarding TD SYNNEX that are not historical facts are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements are inherently uncertain, and stockholders and other potential investors must recognize that actual results may differ materially from TD SYNNEX expectations as a result of a variety of factors. These forward-looking statements may be identified by terms such as believe, foresee, expect, may, will, provide, could and should and the negative of these terms or other similar expressions. These forward-looking statements include, but are not limited to, statements about our strategy, demand, plans and positioning, capital allocation, as well as guidance related to the second quarter of 2025. Such forward-looking statements are based upon management’s current expectations and include known and unknown risks, uncertainties and other factors, many of which TD SYNNEX is unable to predict or control, that may cause TD SYNNEX actual results, performance, or plans to differ materially from any future results, performance or plans expressed or implied by such forward-looking statements.
These risks and uncertainties include, but are not limited to: the unfavorable outcome of any legal proceedings that have been or may be instituted against us; the ability to retain key personnel; general economic and political conditions; weakness in information technology spending; seasonality; the loss or consolidation of one or more of our significant original equipment manufacturer, or OEM, suppliers or customers; market acceptance and product life of the products we assemble and distribute; competitive conditions in our industry and their impact on our margins; pricing, margin and other terms with our OEM suppliers; our ability to gain market share; variations in supplier-sponsored programs; changes in our costs and operating expenses; the timing and amount of returns to our stockholders via repurchases of our common stock and dividends; changes in foreign currency exchange rates; increased inflation; changes in tax laws; risks associated with our international operations; uncertainties and variability in demand by our reseller and integration customers; supply shortages or delays; any termination or reduction in our supplier finance programs; credit exposure to our reseller customers and negative trends in their businesses; any incidents of theft; the declaration, timing and payment of dividends, and the Board’s reassessment thereof; and other risks and uncertainties detailed in our Form 10-K for the fiscal year ended November 30, 2024 and subsequent SEC filings. Statements included in this press release are based upon information known to TD SYNNEX as of the date of this release, and TD SYNNEX assumes no obligation to update information contained in this press release unless otherwise required by law.
Copyright 2025 TD SYNNEX CORPORATION. All rights reserved. TD SYNNEX, the TD SYNNEX Logo, and all other TD SYNNEX company, product and services names and slogans are trademarks or registered trademarks of TD SYNNEX Corporation. Other names and marks are the property of their respective owners.

Contacts:
David Jordan	Emily Moseley
Investor Relations	Global Corporate Communications
510-668-8436	727-538-5864
IR@tdsynnex.com	emily.moseley@tdsynnex.com

TD SYNNEX Corporation
Consolidated Balance Sheets
(Currency and share amounts in thousands, except par value)
(Amounts may not add or compute due to rounding)
(Unaudited)

	February 28, 2025	November 30, 2024
ASSETS
Current assets:
Cash and cash equivalents	$541,863	$1,059,378
Accounts receivable, net	9,424,100	10,341,625
Receivables from vendors, net	969,784	958,105
Inventories	8,359,741	8,287,048
Other current assets	663,385	678,540
Total current assets	19,958,873	21,324,696
Property and equipment, net	468,389	457,024
Goodwill	3,877,529	3,895,077
Intangible assets, net	3,819,180	3,912,267
Other assets, net	672,095	685,415
Total assets	$28,796,066	$30,274,479

LIABILITIES AND EQUITY
Current liabilities:
Borrowings, current	$590,956	$171,092
Accounts payable	13,037,467	15,084,107
Other accrued liabilities	2,105,434	1,966,036
Total current liabilities	15,733,857	17,221,235
Long-term borrowings	3,737,009	3,736,399
Other long-term liabilities	462,547	468,648
Deferred tax liabilities	812,258	812,763
Total liabilities	20,745,671	22,239,045
Stockholders’ equity:
Preferred stock, $0.001 par value, 5,000 shares authorized, no shares issued or outstanding	—	—
Common stock, $0.001 par value, 200,000 shares authorized, 99,012 shares issued as of both February 28, 2025 and November 30, 2024	99	99
Additional paid-in capital	7,446,315	7,437,688
Treasury stock, 15,796 and 15,289 shares as of February 28, 2025 and November 30, 2024, respectively	(1,595,512)	(1,513,017)
Accumulated other comprehensive loss	(686,605)	(645,117)
Retained earnings	2,886,098	2,755,781
Total stockholders' equity	8,050,395	8,035,434
Total liabilities and equity	$28,796,066	$30,274,479

TD SYNNEX Corporation
Consolidated Statements of Operations
(Currency and share amounts in thousands, except per share amounts)
(Amounts may not add or compute due to rounding)
(Unaudited)

	Three Months Ended
	February 28, 2025	February 29, 2024
Revenue	$14,531,707	$13,975,253
Cost of revenue	(13,533,701)	(12,969,487)
Gross profit	998,006	1,005,766
Selling, general and administrative expenses	(692,485)	(671,545)
Acquisition, integration and restructuring costs	(1,062)	(31,649)
Operating income	304,459	302,572
Interest expense and finance charges, net	(87,880)	(75,891)
Other expense, net	(1,696)	(2,884)
Income before income taxes	214,883	223,797
Provision for income taxes	(47,346)	(51,669)
Net income	$167,537	$172,128
Earnings per common share:
Basic	$1.98	$1.94
Diluted	$1.98	$1.93
Weighted-average common shares outstanding:
Basic	83,615	87,891
Diluted	83,970	88,203

TD SYNNEX Corporation
Consolidated Statements of Cash Flows
(Currency amounts in thousands)
(Amounts may not add or compute due to rounding)
(Unaudited)

	Three Months Ended
	February 28, 2025	February 29, 2024
Cash flows from operating activities:
Net income	$167,537	$172,128
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Depreciation and amortization	99,710	100,619
Share-based compensation	21,861	17,490
Provision for doubtful accounts	6,366	11,194
Other	4,373	1,170
Changes in operating assets and liabilities, net of acquisition of businesses:
Accounts receivable, net	854,220	1,343,075
Receivables from vendors, net	(16,640)	46,380
Inventories	(102,861)	42,176
Accounts payable	(1,970,112)	(926,836)
Other operating assets and liabilities	187,549	(422,687)
Net cash (used in) provided by operating activities	(747,997)	384,709
Cash flows from investing activities:
Purchases of property and equipment	(41,525)	(41,088)
Acquisition of businesses, net of cash acquired	(3,793)	(28,443)
Other	786	1,621
Net cash used in investing activities	(44,532)	(67,910)
Cash flows from financing activities:
Dividends paid	(37,220)	(35,652)
Proceeds from reissuance of treasury stock	9,781	2,727
Repurchases of common stock	(100,510)	(199,225)
Repurchases of common stock for tax withholdings on equity awards	(4,250)	(4,798)
Net borrowings (repayments) on revolving credit loans	421,422	(56,055)
Principal payments on long-term debt	(627)	(18,204)
Net cash provided by (used in) financing activities	288,596	(311,207)
Effect of exchange rate changes on cash and cash equivalents	(13,582)	(8,422)
Net decrease in cash and cash equivalents	(517,515)	(2,830)
Cash and cash equivalents at beginning of period	1,059,378	1,033,776
Cash and cash equivalents at end of period	$541,863	$1,030,946

TD SYNNEX Corporation
Regional Financial Highlights - Fiscal 2025 First Quarter
(Currency in millions)
(Amounts may not add or compute due to rounding)

	Q1 FY25	Q1 FY24	Net Change from Q1 FY24
Americas
Revenue	$8,389.3	$7,903.1	6.2%
Non-GAAP gross billings(1)	$12,445.8	$11,506.3	8.2%
Operating income	$193.7	$159.7	21.3%
Non-GAAP operating income(1)	$248.1	$240.3	3.2%
Operating margin	2.31%	2.02%	29 bps
Non-GAAP operating margin(1)	2.96%	3.04%	(8) bps

Europe
Revenue	$5,137.8	$5,117.3	0.4%
Non-GAAP gross billings(1)	$6,887.2	$6,601.4	4.3%
Operating income	$85.9	$108.3	(20.7)%
Non-GAAP operating income(1)	$123.6	$147.8	(16.4)%
Operating margin	1.67%	2.12%	(45) bps
Non-GAAP operating margin(1)	2.41%	2.89%	(48) bps

Asia-Pacific and Japan
Revenue	$1,004.6	$954.9	5.2%
Non-GAAP gross billings(1)	$1,385.2	$1,159.0	19.5%
Operating income	$24.8	$34.6	(28.3)%
Non-GAAP operating income(1)	$27.1	$36.4	(25.5)%
Operating margin	2.47%	3.62%	(115) bps
Non-GAAP operating margin(1)	2.70%	3.82%	(112) bps
(1) A reconciliation of TD SYNNEX’s GAAP to non-GAAP financial information is set forth in the supplemental tables at the end of this press release.

TD SYNNEX Corporation
Reconciliation of GAAP to Non-GAAP financial measures
(Currency in thousands)
(Amounts may not add or compute due to rounding)

	Three Months Ended
	February 28, 2025	February 29, 2024
Revenue in constant currency
Consolidated
Revenue	$14,531,707	$13,975,253
Impact of changes in foreign currencies	283,697	—
Revenue in constant currency	$14,815,404	$13,975,253

Americas
Revenue	$8,389,338	$7,903,096
Impact of changes in foreign currencies	66,239	—
Revenue in constant currency	$8,455,577	$7,903,096

Europe
Revenue	$5,137,765	$5,117,252
Impact of changes in foreign currencies	198,678	—
Revenue in constant currency	$5,336,443	$5,117,252

Asia-Pacific and Japan
Revenue	$1,004,604	$954,905
Impact of changes in foreign currencies	18,780	—
Revenue in constant currency	$1,023,384	$954,905

TD SYNNEX Corporation
Reconciliation of GAAP to Non-GAAP financial measures
(Currency in thousands)
(Amounts may not add or compute due to rounding)

	Three Months Ended
	February 28, 2025	February 29, 2024
Non-GAAP gross billings
Consolidated
Revenue	$14,531,707	$13,975,253
Costs incurred and netted against revenue related to sales of third-party supplier service contracts, software as a service arrangements and certain fulfillment contracts	6,186,489	5,291,480
Non-GAAP gross billings	$20,718,196	$19,266,733
Impact of changes in foreign currencies	381,353	—
Non-GAAP gross billings in constant currency	$21,099,549	$19,266,733

Americas
Revenue	$8,389,338	$7,903,096
Costs incurred and netted against revenue related to sales of third-party supplier service contracts, software as a service arrangements and certain fulfillment contracts	4,056,479	3,603,247
Non-GAAP gross billings	$12,445,817	$11,506,343
Impact of changes in foreign currencies	106,143	—
Non-GAAP gross billings in constant currency	$12,551,960	$11,506,343

Europe
Revenue	$5,137,765	$5,117,252
Costs incurred and netted against revenue related to sales of third-party supplier service contracts, software as a service arrangements and certain fulfillment contracts	1,749,413	1,484,128
Non-GAAP gross billings	$6,887,178	$6,601,380
Impact of changes in foreign currencies	251,631	—
Non-GAAP gross billings in constant currency	$7,138,809	$6,601,380

Asia-Pacific and Japan
Revenue	$1,004,604	$954,905
Costs incurred and netted against revenue related to sales of third-party supplier service contracts, software as a service arrangements and certain fulfillment contracts	380,597	204,105
Non-GAAP gross billings	$1,385,201	$1,159,010
Impact of changes in foreign currencies	23,579	—
Non-GAAP gross billings in constant currency	$1,408,780	$1,159,010

TD SYNNEX Corporation
Reconciliation of GAAP to Non-GAAP financial measures
(Currency in thousands)
(Amounts may not add or compute due to rounding)

	Three Months Ended
	February 28, 2025	February 29, 2024
Adjusted selling, general and administrative expenses
Revenue	$14,531,707	$13,975,253
Costs incurred and netted against revenue related to sales of third-party supplier service contracts, software as a service arrangements and certain fulfillment contracts	6,186,489	5,291,480
Non-GAAP gross billings	$20,718,196	$19,266,733

Gross profit	$998,006	$1,005,766

Selling, general and administrative expenses(1)	$693,547	$703,194
Acquisition, integration and restructuring costs	(1,062)	(31,649)
Amortization of intangibles	(71,407)	(72,877)
Share-based compensation	(21,861)	(17,490)
Adjusted selling, general and administrative expenses	$599,217	$581,178

Selling, general and administrative expenses(1) as a percentage of revenue	4.77%	5.03%
Adjusted selling, general and administrative expenses as a percentage of non-GAAP gross billings	2.89%	3.02%
Selling, general and administrative expenses(1) as a percentage of gross profit	69.5%	69.9%
Adjusted selling, general and administrative expenses as a percentage of gross profit	60.0%	57.8%
(1) Includes acquisition, integration and restructuring costs, which are presented separately on the Consolidated Statements of Operations.

TD SYNNEX Corporation
Reconciliation of GAAP to Non-GAAP financial measures
(Currency in thousands)
(Amounts may not add or compute due to rounding)

	Three Months Ended
	February 28, 2025	February 29, 2024
Non-GAAP operating income & non-GAAP operating margin - Consolidated
Revenue	$14,531,707	$13,975,253

Operating income	$304,459	$302,572
Acquisition, integration and restructuring costs	1,062	31,649
Amortization of intangibles	71,407	72,877
Share-based compensation	21,861	17,490
Non-GAAP operating income	$398,789	$424,588

Operating margin	2.10%	2.17%
Non-GAAP operating margin	2.74%	3.04%

	Three Months Ended
	February 28, 2025	February 29, 2024
Non-GAAP operating income & non-GAAP operating margin - Americas
Revenue	$8,389,338	$7,903,096

Operating income	$193,722	$159,682
Acquisition, integration and restructuring costs	324	27,372
Amortization of intangibles	40,417	41,453
Share-based compensation	13,651	11,798
Non-GAAP operating income	$248,114	$240,305

Operating margin	2.31%	2.02%
Non-GAAP operating margin	2.96%	3.04%

	Three Months Ended
	February 28, 2025	February 29, 2024
Non-GAAP operating income & non-GAAP operating margin - Europe
Revenue	$5,137,765	$5,117,252

Operating income	$85,892	$108,325
Acquisition, integration and restructuring costs	626	3,952
Amortization of intangibles	30,189	30,802
Share-based compensation	6,860	4,763
Non-GAAP operating income	$123,567	$147,842

Operating margin	1.67%	2.12%
Non-GAAP operating margin	2.41%	2.89%

TD SYNNEX Corporation
Reconciliation of GAAP to Non-GAAP financial measures
(Currency in thousands)
(Amounts may not add or compute due to rounding)

	Three Months Ended
	February 28, 2025	February 29, 2024
Non-GAAP operating income & non-GAAP operating margin - Asia-Pacific and Japan
Revenue	$1,004,604	$954,905

Operating income	$24,845	$34,565
Acquisition, integration and restructuring costs	112	325
Amortization of intangibles	801	622
Share-based compensation	1,350	929
Non-GAAP operating income	$27,108	$36,441

Operating margin	2.47%	3.62%
Non-GAAP operating margin	2.70%	3.82%

	Three Months Ended
	February 28, 2025	February 29, 2024
EBITDA & adjusted EBITDA
Net income	$167,537	$172,128
Interest expense and finance charges, net	87,880	75,891
Provision for income taxes	47,346	51,669
Depreciation(1)	28,303	27,742
Amortization of intangibles	71,407	72,877
EBITDA	$402,473	$400,307
Other expense, net	1,696	2,884
Acquisition, integration and restructuring costs	1,062	31,254
Share-based compensation	21,861	17,490
Adjusted EBITDA	$427,092	$451,935
(1) Includes depreciation recorded in acquisition, integration, and restructuring costs.

TD SYNNEX Corporation
Reconciliation of GAAP to Non-GAAP financial measures
(Currency in thousands, except per share amounts)
(Amounts may not add or compute due to rounding)

	Three Months Ended
	February 28, 2025	February 29, 2024
Non-GAAP net income & non-GAAP diluted EPS(1)
Net income	$167,537	$172,128
Acquisition, integration and restructuring costs	1,062	31,649
Amortization of intangibles	71,407	72,877
Share-based compensation	21,861	17,490
Income taxes related to the above	(24,496)	(27,921)
Non-GAAP net income	$237,371	$266,223

Diluted EPS(1)	$1.98	$1.93
Acquisition, integration and restructuring costs	0.01	0.36
Amortization of intangibles	0.84	0.81
Share-based compensation	0.26	0.20
Income taxes related to the above	(0.29)	(0.31)
Non-GAAP Diluted EPS(1)	$2.80	$2.99
(1) Diluted EPS is calculated using the two-class method. Unvested restricted stock awards granted to employees are considered participating securities. For purposes of calculating Diluted EPS, net income allocated to participating securities was approximately 0.9% of net income for both the three months ended February 28, 2025 and February 29, 2024.

TD SYNNEX Corporation
Reconciliation of GAAP to Non-GAAP financial measures
(Amounts may not add or compute due to rounding)

	Three Months Ended
(Currency in thousands)	February 28, 2025	February 29, 2024
Free cash flow
Net cash (used in) provided by operating activities	$(747,997)	$384,709
Purchases of property and equipment	(41,525)	(41,088)
Free cash flow	$(789,522)	$343,621

	Forecast
	Three Months Ending
(Currency in millions, except per share amounts)	May 31, 2025
Non-GAAP net income and non-GAAP Diluted EPS	Low	High
Net income	$137	$179
Amortization of intangibles	75	75
Share-based compensation	13	13
Income taxes related to the above	(20)	(20)
Non-GAAP net income	$205	$247

Diluted EPS(1)	$1.64	$2.14
Amortization of intangibles	0.89	0.89
Share-based compensation	0.16	0.16
Income taxes related to the above	(0.24)	(0.24)
Non-GAAP Diluted EPS(1)	$2.45	$2.95
(1) Diluted EPS is calculated using the two-class method. Unvested restricted stock awards granted to employees are considered participating securities. Net income allocable to participating securities is estimated to be approximately 0.9% of the forecast net income for the three months ending May 31, 2025.

	Forecast
	Three Months Ending
(Currency in billions)	May 31, 2025
Non-GAAP gross billings	Low	High
Revenue	$13.9	$14.7
Costs incurred and netted against revenue related to sales of third-party supplier service contracts, software as a service arrangements and certain fulfillment contracts	5.8	6.0
Non-GAAP gross billings	$19.7	$20.7

TD SYNNEX Corporation
Calculation of Financial Metrics
Return on Invested Capital (“ROIC”)
(Currency in thousands)
(Amounts may not add or compute due to rounding)

	February 28, 2025	February 29, 2024
ROIC
Operating income (trailing fiscal four quarters)	$1,196,098	$1,082,442
Income taxes on operating income(1)	(241,222)	(222,351)
Operating income after taxes	$954,876	$860,091

Total invested capital comprising equity and borrowings, less cash (last five quarters average)	$11,307,850	$11,405,681

ROIC	8.4%	7.5%

Adjusted ROIC
Non-GAAP operating income (trailing fiscal four quarters)	$1,601,231	$1,624,021
Income taxes on non-GAAP operating income(1)	(354,345)	(364,991)
Non-GAAP operating income after taxes	$1,246,886	$1,259,030

Total invested capital comprising equity and borrowings, less cash (last five quarters average)	$11,307,850	$11,405,681
Tax effected impact of cumulative non-GAAP adjustments (last five quarters average)	1,530,137	1,172,514
Total non-GAAP invested capital (last five quarters average)	$12,837,987	$12,578,195

Adjusted ROIC	9.7%	10.0%
(1) Income taxes on GAAP operating income was calculated using the effective year-to-date tax rates during the respective periods. Income taxes on non-GAAP operating income was calculated by excluding the tax effect of taxable and deductible non-GAAP adjustments using the effective year-to-date tax rate during the respective periods.

TD SYNNEX Corporation
Calculation of Financial Metrics
Cash Conversion Cycle
(Currency in thousands)
(Amounts may not add or compute due to rounding)

		Three Months Ended
		February 28, 2025	February 29, 2024
Days sales outstanding
Revenue	(a)	$14,531,707	$13,975,253
Accounts receivable, net	(b)	9,424,100	8,902,803
Days sales outstanding	(c) = ((b)/(a))*the number of days during the period	58	58

Days inventory outstanding
Cost of revenue	(d)	$13,533,701	$12,969,487
Inventories	(e)	8,359,741	7,091,146
Days inventory outstanding	(f) = ((e)/(d))*the number of days during the period	56	50

Days payable outstanding
Cost of revenue	(g)	$13,533,701	$12,969,487
Accounts payable	(h)	13,037,467	12,372,749
Days payable outstanding	(i) = ((h)/(g))*the number of days during the period	87	87

Cash conversion cycle	(j) = (c)+(f)-(i)	27	21